EXHIBIT 2.1




                      AGREEMENT AND PLAN OF REORGANIZATION



                                  BY AND AMONG



                           KEARNY FEDERAL SAVINGS BANK






                             1ST BERGEN BANCORP AND
                            SOUTH BERGEN SAVINGS BANK






















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                      AGREEMENT AND PLAN OF REORGANIZATION

                                TABLE OF CONTENTS
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               Recitals....................................................................  1


                                             ARTICLE 1
                                    TERMS OF THE REORGANIZATION
        1.1    The Reorganization..........................................................  2
               (a)    Bancorp Merger.......................................................  2
               (b)    Bank Merger..........................................................  2
               (c)    Merger of Bancorp into Kearny........................................  2
               (d)    Effect on Outstanding Shares.........................................  2
               (e)    Resulting Company......................................................3
        1.2    Adoption  and  Execution  and Delivery of  Documents  providing  for the
               Reorganization............................................................... 3
        1.3    Effective Time and Closing of the Reorganization............................  3
        1.4    Modification of Structure...................................................  3
        1.5    Charter, Bylaws, Directors, Officers and Name of the Resulting Company........3
               (a)    Charter..............................................................  3
               (b)    Bylaws...............................................................  4
               (c)    Directors and Officers...............................................  4
               (d)    Advisory Board.......................................................  4
               (e)    Name.................................................................  4
        1.6    Availability of Information.................................................  4
        1.7    Bancorp Stock Options.......................................................  4
        1.8    Employment Agreements.......................................................  4
        1.9    Employees...................................................................  4
        1.10   Management Stock Bonus Plan...................................................5
        1.11   ESOP and Directors Retirement Plan............................................5
        1.12   Mechanics of Payment of Consideration.......................................  5
               (a)    Surrender of Certificates............................................  5
               (b)    Stock Transfer Books  ...............................................  6


                                             ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF KEARNY FEDERAL SAVINGS BANK

        2.1    Organization and Corporate Authority........................................  6
        2.2    Authorization, Execution and Delivery; Reorganization Agreement Not in
               Breach .....................................................................  7
        2.3    No Legal Bar................................................................  7
        2.4    Government Approvals......................................................... 7
        2.5    Kearny Financial Statements  ...............................................  8
        2.6    Litigation................................................................... 8

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                                           ARTICLE 2
                   REPRESENTATION AND WARRANTIES OF KEARNY FEDERAL SAVINGS BANK

        2.7    Compliance with Laws......................................................... 8
        2.8    Material Contract Defaults................................................... 8
        2.9    Disclosure................................................................... 9
        2.10   Delays....................................................................... 9
        2.11   Corporate Approval........................................................... 9


                                           ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF BANCORP AND STOCK BANK

        3.1    Organization and Qualification of Bancorp and Subsidiaries................... 9
        3.2    Authorization,  Execution and Delivery;  Reorganization Agreement Not in
               Breach....................................................................... 9
        3.3    No Legal Bar................................................................ 10
        3.4    Government and Other Approvals.............................................. 10
        3.5    Licenses, Franchises and Permits............................................ 10
        3.6    Charter Documents........................................................... 11
        3.7    Bancorp Financial Statements................................................ 11
        3.8    Absence of Certain Changes...................................................11
        3.9    Deposits.................................................................... 12
        3.10   Properties.................................................................. 12
        3.11   Condition of Fixed Assets and Equipment..................................... 13
        3.12   Tax Matters................................................................. 13
        3.13   Litigation.................................................................. 13
        3.14   Environmental Materials..................................................... 14
        3.15   Insurance................................................................... 14
        3.16   Books and Records........................................................... 14
        3.17   Capitalization of Bancorp................................................... 15
        3.18   Sole Agreement.............................................................. 15
        3.19   Disclosure.................................................................. 15
        3.20   Absence of Undisclosed Liabilities.......................................... 16
        3.21   Allowance for Possible Loan or REO Losses................................... 16
        3.22   Loan Portfolio.............................................................. 16
               (a)    Enforceability........................................................17
               (b)    No Modifications..................................................... 17
               (c)    Owner................................................................ 17
               (d)    Collateral Documents................................................. 17
               (e)    Litigation........................................................... 17
               (f)    Participation........................................................ 17
        3.23   Compliance with Laws........................................................ 17
        3.24   Employee Benefit Plans...................................................... 18
        3.25   Material Contracts.......................................................... 19
        3.26   Material Contract Defaults.................................................. 19
        3.27   Reports..................................................................... 19
        3.28   Exchange Act and Nasdaq Small Cap Market.................................... 19

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                                       ii

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        3.29   Statements True and Correct................................................. 20
        3.30   Investment Securities....................................................... 20
        3.31   Certain Regulatory Matters.................................................. 20
        3.32   Corporate Approval.......................................................... 20
        3.33   Broker's and Finder's Fees.................................................. 21
        3.34   Year 2000 Readiness......................................................... 21
        3.35   Liquidation Account......................................................... 21
        3.36   Derivatives Contracts....................................................... 21

                                           ARTICLE 4
                                      COVENANTS OF KEARNY

        4.1    Regulatory and Other Approvals.............................................. 21
        4.2    Preparation of Regulatory Applications...................................... 22
        4.3    Employee Benefits........................................................... 22
        4.4    Notification................................................................ 23
        4.5    Tax Representations......................................................... 23
        4.6    Directors and Officers Indemnification and Insurance Coverage............... 23
        4.7    Conduct of Kearny Prior to the Effective Time................................24


                                           ARTICLE 5
                               COVENANTS OF BANCORP AND STOCK BANK

        5.1    Preparation of Registration Statement and Applications For Required Consent..24
        5.2    Conduct of Business -- Affirmative Covenants................................ 25
        5.3    Conduct of Business -- Negative Covenants................................... 27
        5.4    Conduct of Business -- Certain Actions...................................... 29
        5.5    New Jersey Environmental Notice............................................. 30
        5.6    Voting Agreement.............................................................30
        5.7    Liquidation Account Computations.............................................30

                                           ARTICLE 6
                                     CONDITIONS TO CLOSING

        6.1    Conditions to the Obligations of Bancorp.................................... 30
               (a)    Performance.......................................................... 30
               (b)    Representations and Warranties....................................... 30
               (c)    Documents............................................................ 30
               (d)    Opinion of Kearny's Counsel.......................................... 31
               (e)    Fairness Opinion..................................................... 31
        6.2    Conditions to the Obligations of Kearny..................................... 32
               (a)    Performance.......................................................... 32
               (b)    Representations and Warranties....................................... 32
               (c)    Documents............................................................ 32
               (d)    Inspections Permitted................................................ 32
               (e)    No Material Adverse Change........................................... 33
               (f)    Opinion of Bancorp's Counsel......................................... 33
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                                      iii

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               (g)    Other Business Combinations, Etc..................................... 33
               (h)    Regulatory Approvals................................................. 33
               (i)    Bancorp Stockholder Approval......................................... 33
        6.3    Conditions to Obligations of All Parties.................................... 34
               (a)    No Pending or Threatened Claims...................................... 34
               (b)    Governmental Approvals and Acquiescence Obtained..................... 34
               (c)    Approval of Stockholders............................................. 34
               (d)    Effectiveness of Registration Statement.............................. 34


                                            ARTICLE 7
                                           TERMINATION

        7.1    Termination................................................................. 34
        7.2    Effect of Termination....................................................... 35


                                           ARTICLE 8
                                      GENERAL PROVISIONS

        8.1    Notices..................................................................... 35
        8.2    Governing Law............................................................... 36
        8.3    Counterparts................................................................ 36
        8.4    Publicity................................................................... 36
        8.5    Entire Agreement............................................................ 37
        8.6    Severability................................................................ 37
        8.7    Modifications, Amendments and Waivers....................................... 37
        8.8    Interpretation.............................................................. 37
        8.9    Payment of Expenses......................................................... 38
        8.10   Attorneys' Fees............................................................. 38
        8.11   No Survival of Representations and Warranties............................... 38
        8.12   No Waiver................................................................... 38
        8.13   Remedies Cumulative......................................................... 38
        8.14   Confidentiality............................................................. 38
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                                       iv

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                                   ATTACHMENTS

Exhibit 5.6 Voting Agreement
Exhibit G - Stock Option Agreement



                                       v

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                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement"), dated as of October 14, 1998, is entered into by and among Kearny Federal Savings Bank ("Kearny" or the "Surviving Corporation"), a mutual savings bank incorporated and existing under the laws of the United States whose executive offices are located at 614 Kearny Avenue, Kearny, New Jersey 07032; 1st Bergen Bancorp ("Bancorp"), a corporation organized and existing under the laws of the State of New Jersey, which is a registered savings and loan holding company and whose principal offices are located at 250 Valley Boulevard, Wood-Ridge, New Jersey 07075; and South Bergen Savings Bank ("Stock Bank"), a federal savings bank, chartered and existing under the laws of the United States, whose main office is located at 250 Valley Boulevard, Wood-Ridge, New Jersey 07075 and which is a wholly owned subsidiary of Bancorp.

        Kearny, Bancorp and Stock Bank are sometimes referred to herein as the "Parties."

                                    RECITALS

        A. Bancorp is the beneficial owner and holder of record of 1,000 shares of no par value per share common stock, of Stock Bank, which constitute all of the shares of common stock of Stock Bank issued and outstanding (the "Stock Bank Common Stock").

        B. The Boards of Directors of Bancorp and Stock Bank deem it desirable and in the best interests of Bancorp and Stock Bank and the shareholders of Bancorp (the "Bancorp Shareholders") that Stock Bank be merged with and into Kearny (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plans of Merger attached hereto.

        C. The Board of Directors of Kearny deems it desirable and in the best interests of Kearny that Stock Bank be merged with and into Kearny on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plans of Merger.

        D. The Parties desire for Kearny to acquire Bancorp pursuant to the transactions set forth in this Reorganization Agreement on or after the Effective Time.

        E. Pursuant to this Reorganization Agreement, each share of Bancorp Common Stock outstanding at the Effective Time will be converted into cash in the amount of $24.00 (the "Cash Merger Consideration"). Holders of options to purchase Bancorp Common Stock will be entitled to receive cash in an amount equal to the difference between the Cash Merger Consideration and the exercise price.

        F. It is agreed that the number of shares of Bancorp Common Stock (including 105,720 shares issued under any restricted or management stock bonus plan) outstanding is 2,585,243. In addition, there are currently outstanding options to purchase 264,050 shares of Bancorp Common Stock at $13.975 per share.

        G. Concurrently with the execution and delivery of this Reorganization Agreement, and as


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a condition and inducement to Kearny's willingness to enter into this
Reorganization Agreement, Kearny and the Bancorp have entered into a Stock Option Agreement (the "Option Agreement") pursuant to which Bancorp has granted to Kearny an option to purchase shares of Bancorp's common stock, no par value per share, upon the terms and conditions therein contained.

        NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT

                                    ARTICLE 1

                           TERMS OF THE REORGANIZATION

               1.1 The Reorganization. Subject to the terms and conditions of this Reorganization Agreement, and in accordance with the provisions of the laws of the State of New Jersey, and the rules and regulations of the Office of Thrift Supervision ("OTS"), the Parties hereby agree that the following corporate transactions (collectively referred to herein as the "Reorganization") shall occur substantially concurrently as set forth below in accordance with applicable laws and regulations and the provisions of this Reorganization:

        (a) Bancorp Merger. Pursuant to this Reorganization Agreement and an agreement and plan of merger, among Kearny, Bancorp and a to-be-formed New Jersey corporation ("Merger Sub") which is to be wholly owned by Kearny, Merger Sub shall be merged with and into Bancorp pursuant to the provisions of the New Jersey Business Corporation Act ("NJBCA") (the "Bancorp Merger") and, in connection therewith, each share of common stock, no par value per share, of Bancorp ("Bancorp Common Stock") outstanding immediately prior to the effective time of the Bancorp Merger shall be canceled in exchange for the right to receive the Cash Merger Consideration specified in this Reorganization Agreement and an agreement and plan of merger, with the result that Bancorp will become a wholly owned subsidiary of Kearny.

        (b) Bank Merger. Pursuant to this Reorganization Agreement and an agreement and plan of merger, between Stock Bank and Kearny, Stock Bank shall merge with and into Kearny (the "Bank Merger") simultaneously with or immediately following consummation of the transactions referred to in Section 1.1(a) hereof, with the result that Kearny will acquire all of the assets and liabilities of Stock Bank and Stock Bank shall cease to exist.

        (c) Merger of Bancorp into Kearny. Simultaneously with or immediately following consummation of the transactions referred to in Sections 1.1(a) and
(b) hereof, Bancorp shall merge with and into Kearny with the result that Kearny shall acquire all of the assets and liabilities of Bancorp and Bancorp shall cease to exist.

        (d) Effect on Outstanding Shares. By virtue of the Bancorp Merger, automatically and

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without any action on the part of the holder thereof, each share of Bancorp
Common Stock issued and outstanding at the Effective Time (other than (i) shares held directly or indirectly by Kearny; (ii) shares held as treasury stock of Bancorp and (iii) unallocated shares held in Bancorp's Management Stock Bonus Plan (the "MSBP")) shall become and be converted into the right to receive $24.00 in cash without interest (the "Cash Merger Consideration"). At the Effective Time, each share of Bancorp Common Stock held directly or indirectly by Kearny (if any), and shares held as treasury stock of Bancorp and unallocated shares held in Bancorp's MSBP, shall be canceled and retired and cease to exist, and no exchange or payment shall be made with respect thereto. Simultaneously, as of the Effective Time, each share of Merger Sub shall be converted into shares of Bancorp.

        (e) Resulting Company. Upon the consummation of the Reorganization, the separate existence of Bancorp and Stock Bank shall cease, and Kearny shall continue as the surviving institution in the Bank Merger. The plan of merger for the Bank Merger, the Bancorp Merger and the merger of Bancorp into Kearny are collectively referred to herein as the "Plans of Merger."

               1.2 Adoption and Execution and Delivery of Documents providing for the Reorganization. Promptly following the formation of the Merger Sub referred to in Section 1.1(a) hereof, Bancorp shall execute and deliver an Agreement of Merger and Kearny and Merger Sub shall execute and deliver such Agreement of Merger, as applicable. Promptly upon consummation of the transactions contemplated by Section 1.1(a) hereof, Kearny and Stock Bank shall execute and deliver an Agreement of Merger and Bancorp shall adopt such agreement in its capacity as the sole stockholder of Stock Bank and Bancorp shall approve the agreement in its capacity as the owner of more than two-thirds of the outstanding shares of Stock Bank. Promptly upon consummation of the transactions contemplated in Sections 1.1(a) and (b) hereof, Kearny shall adopt the Agreement of Merger in its capacity as sole stockholder of Bancorp.

               1.3 Effective Time and Closing of the Reorganization. The term "Effective Time" shall mean the date and time that the Bancorp Merger and Bank Merger become effective in accordance with applicable laws and regulations. Kearny will file all applications or notices that are necessary to consummate the Reorganization with state and Federal regulatory agencies within sixty (60) days, or as soon thereafter as practicable after the date of this Reorganization Agreement. Except to the extent otherwise contemplated hereby, a closing of the Reorganization ("Closing") shall take place at the executive offices of Kearny within thirty (30) days after the satisfaction or waiver of all conditions and/or obligations (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) contained in Articles VI, VII and VIII of this Reorganization Agreement, or at such other place, at such other time or on such date as the Parties may mutually agree upon ("Closing Date"). At the Closing, there shall be delivered the opinions, certificates and other documents and instruments required to be delivered under this Reorganization Agreement.

               1.4 Modification of Structure. Notwithstanding any provision of this Reorganization to the contrary, Kearny may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal income tax consequences to the stockholders of Bancorp as a result of such modification, (ii) the consideration to be paid to holders

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of Bancorp Common Stock under this Reorganization is not thereby changed in kind, or reduced in amount solely because of such modification, and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals or stockholder approval required hereunder.

               1.5 Charter, Bylaws, Directors, Officers and Name of the Resulting Company.

                    (a) Charter. At and after the Effective Time, the Charter of Kearny, as in effect immediately prior to the Effective Time, shall continue to be the Charter of Kearny as the Resulting Company, unless and until amended thereafter as provided by law and the terms of such Charter.

                    (b) Bylaws. At and after the Effective Time, the Bylaws of Kearny, as in effect immediately prior to the Effective Time, shall continue to be the Bylaws of Kearny as the Resulting Company, unless and until amended or repealed as provided by law, the Charter of Kearny and such Bylaws.

                    (c) Directors and Officers. The directors of Kearny in office immediately prior to the Effective Time of the Bank Merger shall continue to be the directors and officers of the Resulting Company, to hold office as provided in the Charter and Bylaws of the Resulting Company, unless and until their successors shall have been elected or appointed and shall have been qualified or until they shall have been removed in the manner provided in said Charter and Bylaws.

                    (d) Advisory Board. The Resulting Company shall appoint James W. Mason, Richard R. Masch, Bernard Leung, Robert C. Miller and Kathleen Fisher to an Advisory Board of Kearny for a period of at least two years. Each member of the Advisory Board will receive annual board fees of not less than 75% of the annual retainer in effect as of June 30, 1998 for the members of the Board of Directors of Bancorp.

                    (e) Name. The name of the Resulting Company following the Reorganization shall continue to be: Kearny Federal Savings Bank.

               1.6 Availability of Information. Promptly after the execution by the Parties of this Reorganization Agreement, Bancorp shall provide to Kearny, its officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to the books, records, properties and facilities of Bancorp and Stock Bank and shall use its best efforts to cause its officers, employees, agents and representatives to cooperate with any reasonable request for information.

               1.7 Bancorp Stock Options. As of the date of this Reorganization Agreement, there are 264,050 validly issued, outstanding and currently exercisable options to purchase shares of Bancorp Common Stock (the "Bancorp Stock Options"), and no other options, rights, warrants, scrip or similar rights to purchase shares of Bancorp Common Stock are issued and outstanding. At the Effective Time, all issued and outstanding Bancorp Stock Options will be converted to cash in accordance with the terms of this Reorganization Agreement.

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               1.8 Employment Agreements and Retention of Officers. It is
acknowledged that Bancorp and Bergen Bank currently have outstanding, three separate employment agreements with William M. Brickman, Albert E. Gossweiler and Robert C. Maison ("Employment Agreements"). Prior to the closing of the transaction, Kearny will offer to enter into employment agreements with William
M. Brickman and Albert E. Gossweiler ("Kearny Employment Agreements") in a form similar to that detailed at Schedule 1.8, whereby such employees will relinquish all rights under the Employment Agreements in exchange for the rights under the Kearny Employment Agreements. Prior to the closing of the transaction, Kearny will offer to enter into a consulting agreement with Robert C. Maison ("Kearny Consulting Agreement") in a form similar to that detailed at Schedule 1.8, whereby such employee will relinquish all rights under his Employment Agreement with Bancorp and Bergen Bank in exchange for the rights under the Kearny Consulting Agreement. Further, at the Closing, the Resulting Company intends to hire Erika Sacher in a position that allows her to maximize contributions to Kearny and at such employee's salary in effect on the Closing Date. Upon resignation, subsequent to Closing Date, of employment from Kearny by Vice President Robert O'Neil, Kearny will use its best efforts to provide continued health insurance benefits to Mr. O'Neil, with the premiums to be paid by Mr. O'Neil.

               1.9 Employees. Kearny will attempt to retain qualified employees of Bancorp subject to the needs of its business. Any employee who involuntarily is terminated without cause after the Effective Time will be provided a severance payment, to be mutually agreed upon by the Parties. The Parties will mutually develop a "success" bonus plan, which will pay a cash bonus to certain key employees who are not covered by an employment agreement for remaining employed at Stock Bank from the signing of this Reorganization Agreement through three months after the Closing.

               1.10 Management Stock Bonus Plan. All shares currently allocated to employees or directors under any restricted stock plan or Management Stock Bonus Plan ("MSBP") will be outstanding and exchanged for the Cash Merger Consideration. Kearny acknowledges that Bancorp has outstanding 105,720 MSBP shares allocated and vested as of the Closing Date.

               1.11 Employee Stock Ownership Plan (the "ESOP") and Directors Retirement Plan. Upon the Effective Time, the ESOP will exchange all shares held by the ESOP Trust to Kearny for the Cash Merger Consideration, pay off any remaining loan, distribute the proceeds to the employees of Stock Bank in accordance with the terms of the ESOP and terminate the Plan. Stock Bank agrees to stop accruing benefits under its Directors' Retirement Plan (the "Retirement Plan") during the 1998 calendar year and, prior to the Effective Time, make a lump sum distribution to each non-officer director participating in the Retirement Plan in an amount approximately equal to the present value of the payments expected to be made under the Retirement Plan. The total expense of terminating this Retirement Plan, which is disclosed in Bancorp Schedule 1.11, will not exceed $317,000.

               1.12 Mechanics of Payment of Consideration.

                    (a) (i) Surrender of Certificates. Within five business days after the Effective Time, the Exchange Agent shall deliver to each holder of Bancorp Common Stock on Record Date (the "Bancorp Record Holders") who have not previously submitted properly completed Election

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Forms, accompanied by all certificates (or other appropriate documentation) in respect of all shares of Bancorp Common Stock held of record by such Bancorp Record Holders, such materials and information deemed necessary by the Exchange Agent to advise the Bancorp Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the Bancorp Common Stock in order for the Bancorp Record Holders to receive the Cash Merger Consideration to which they are entitled as provided herein. Such materials shall include, without limitation, a letter of transmittal, an instruction sheet, and a return mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the Bancorp Record Holders at the addresses set forth on a certified shareholder list to be delivered by Bancorp to Kearny at the Closing (the "Shareholder List"). Kearny shall also make appropriate provisions with the Exchange Agent to enable Bancorp Record Holders to obtain the Shareholder Materials from, and to deliver the certificates formerly representing shares of Bancorp Common Stock to, the Exchange Agent in person, commencing on or not later than the second business day following the Closing Date. Upon receipt of the appropriate Shareholder Materials, together with the certificates formerly evidencing and representing all of the shares of Bancorp Common Stock which were validly held of record by such holder, the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of Bancorp Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects) and to mail to the former Bancorp Record Holders in exchange for the certificate(s) surrendered by them, the Cash Merger Consideration to be issued or paid for each such Bancorp Record Holder's shares pursuant to the terms hereof. After the Effective Time and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of Bancorp Common Stock of a Bancorp Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Cash Merger Consideration into which such Bancorp Record Holder's shares of Bancorp Common Stock were converted and aggregated at the Effective Time. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time evidenced and represented the Bancorp Record Holder's Bancorp Common Stock shall have been properly surrendered as provided above, the Cash Merger Consideration issued or payable to the Bancorp Record Holder(s) of the canceled shares as of any time after the Effective Time shall not be paid to the Bancorp Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each Bancorp Record Holder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Cash Merger Consideration to be paid in the Merger. The Bancorp Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Article, receive the Cash Merger Consideration to which each such Bancorp Record Holder is entitled, provided that each such Bancorp Record Holder shall deliver to Kearny and to the Exchange Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to Kearny and the Exchange Agent which has been duly executed by a corporate surety satisfactory to Kearny and the Exchange Agent, indemnifying the Resulting Company, Kearny, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be paid by the Bancorp Record Holder.

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                    (ii) All exercisable stock options as detailed at Schedule
1.12, shall be converted to a right to receive cash equal to the difference between the Cash Merger Consideration and the Option Exercise Price.

               (b) Stock Transfer Books. At the Effective Time, the stock transfer books of Bancorp shall be closed and no transfer of shares of Bancorp Common Stock shall be made thereafter.

                                    ARTICLE 2

          REPRESENTATIONS AND WARRANTIES OF KEARNY FEDERAL SAVINGS BANK

               Except as otherwise disclosed in one or more schedules (collectively the "Kearny Schedules") dated as of the date hereof and delivered concurrently with this Reorganization Agreement, both as of the date hereof and as of the Effective Time, Kearny represents and warrants to Bancorp and Stock Bank as follows:

               2.1 Organization and Corporate Authority. Kearny is a corporation duly organized, validly existing and in good standing under the laws of the United States, and Kearny (i) has all requisite corporate power and authority to own, operate and lease its material properties and carry on its businesses as currently being conducted; (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business is such that failure to be so qualified would have a material adverse effect on Kearny; and (iii) has in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their properties and assets and to carry on their businesses as they are currently being conducted. The Charter and Bylaws of Kearny is in full force and effect.

               2.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                    (a) Kearny has all requisite corporate power and authority to execute and deliver this Reorganization Agreement and the Plans of Merger and to consummate the transactions contemplated hereby. The execution and delivery of this Reorganization Agreement and the Plans of Merger and the consummation of the proposed transactions have been duly authorized by at least a two-thirds majority of the entire Board of Directors of Kearny and no other corporate proceedings on the part of Kearny is necessary to authorize the execution and delivery of this Reorganization Agreement and the Plans of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by Kearny have been (or upon execution will have been) duly executed and delivered by Kearny and constitute (or upon execution will constitute) legal, valid and enforceable obligations of Kearny, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                    (b) The execution and delivery of this Reorganization Agreement and the Plans of Merger, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not result in a material violation or breach of any of the terms or provisions of, or constitute a material default under (or an event which, with the passage of time or the giving of notice or both, would constitute such a material default under), or conflict with, or permit the acceleration of any material obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which Kearny is a party or by which it or its property or any of its assets are bound, the Charter and Bylaws of Kearny, or any material judgment, decree, order, regulatory letter of understanding or award of any court, governmental body or arbitrator by which Kearny is bound; or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to Kearny or its properties, or result in the creation of any material lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of Kearny, except that the Government Approvals, as defined below, shall be required in order for Kearny to consummate the Bank Merger.

               2.3 No Legal Bar. Kearny is not a party to, subject to or bound by any material agreement, judgment, order, regulatory letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body of competent jurisdiction or any law which would prevent the execution of this Reorganization Agreement or the Plans of Merger by Kearny, the delivery thereof to Bancorp and Stock Bank or the consummation of the transactions contemplated hereby and thereby and no action or proceeding is pending against Kearny in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby, is at issue.

               2.4 Government Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Kearny in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby by Kearny except for the prior approval of the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act of 1933, as amended and recodified ("HOLA"), the Federal Deposit Insurance Corporation ("FDIC") and any other government approvals that may be necessary (the "Government Approvals"). Kearny is not aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

               2.5 Kearny Financial Statements. Kearny has delivered or will deliver to Bancorp copies of the statements of financial condition of Kearny as of June 30 for the fiscal years 1997 and 1998, and the related statements of operations, changes in equity and cash flows for the fiscal years 1996 through 1998, inclusive, in each case accompanied by the audit report of Radics & Co., LLC. The statements of financial condition of Kearny referred to herein (including the related notes, where applicable) fairly present the financial condition of Kearny as of the respective dates set forth therein, and the related statements of operations, changes in equity and cash flows (including the related notes, where applicable) fairly present the results of the operations, changes in equity and cash flows of Kearny for the respective periods or as of the respective dates set forth therein, in each case in conformity with generally accepted accounting principles ("GAAP") consistently applied.

               2.6 Litigation. Except as set forth in Schedule 2.6 hereto, there is no action, suit or proceeding pending against Kearny, or to the best knowledge of Kearny, threatened against or affecting Kearny, or any of its assets, before any court or arbitrator or any governmental body, agency or official that would, if decided against Kearny, have a material adverse impact on the business, properties, assets, liabilities or condition (financial or other) of Kearny and that are not reflected in the Kearny Financial Statements.

               2.7 Compliance with Laws.

                    (a) Kearny is in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would reasonably be expected to have a material adverse effect on the financial condition or operations of Kearny, or which would reasonably be expected to subject Kearny or any of its directors or officers to civil money penalties; and

                    (b) Kearny is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order to directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities (the "Regulatory Authorities") charged with the supervision or regulation of the operations of any of them not has it been advised by any such government authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum or understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

               2.8 Material Contract Defaults. Kearny is not in default in any respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default would reasonably be expected to have either individually or in the aggregate a material adverse effect on Kearny and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

               2.9 Disclosure. The information concerning, and the representations or warranties made by Kearny, as set forth in this Reorganization Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by Kearny to Bancorp and Stock Bank pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading.

               2.10 Delays. Kearny is not aware of any matter that could cause a delay in receiving the approval required by this Reorganization.

               2.11 Corporate Approval. At a duly constituted meeting of the Board of Directors of Kearny directors constituting at least two-thirds of the Directors granted their prior approval to the Reorganization Agreement and the transactions contemplated thereby.

                                    ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF BANCORP AND STOCK BANK

        Except as otherwise disclosed in one or more schedules (the "Bancorp Schedule(s)") dated as of the date hereof and delivered concurrently with this Reorganization Agreement, both as of the date hereof and as of the Effective Time, each of Bancorp and Stock Bank represents and warrants to Kearny as follows:

               3.1 Organization and Qualification of Bancorp and Subsidiaries. Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted; (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business is such that a failure to be so qualified would have a material adverse effect on Bancorp and Stock Bank taken as a whole; and (iii) is registered as a savings and loan holding company with the OTS. Schedule 3.1 of the Bancorp Schedules contains a list of all of Bancorp's direct and indirect subsidiaries (the "Bancorp Subsidiaries"). Stock Bank is a federally chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the United States and engages only in activities (and holds properties only of the types) permitted by the rules and regulations promulgated by the OTS and the FDIC for insured depository institutions. Stock Bank's deposit accounts are insured by the Savings Association Insurance Fund (the "SAIF") as administered by the FDIC to the fullest extent permitted under applicable law.

               3.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                    (a) Bancorp and Stock Bank have all requisite corporate power and authority to execute and deliver this Reorganization Agreement and the Plans of Merger and to consummate the transactions contemplated hereby. The execution and delivery of this Reorganization

Agreement and the Plans of Merger and the consummation of the proposed transactions have been duly authorized by at least a majority of the entire Boards of Directors of both Bancorp and Stock Bank and no other corporate proceedings on the part of Bancorp and Stock Bank are necessary to authorize the execution and delivery of this Reorganization Agreement and the Plans of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by Bancorp and Stock Bank have been (or upon execution will have been) duly executed and delivered by Bancorp and Stock Bank and constitute (or upon execution will constitute) legal, valid and enforceable obligations of Bancorp and Stock Bank, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                    (b) The execution and delivery of this Reorganization Agreement and the Plans of Merger, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a material violation or breach of any of the terms or provisions of, or constitute a material default under (or an event which, with the passage of time or the giving of notice, or both, would constitute such a default under), or conflict with, or permit the acceleration of, any material obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which Bancorp or any Bancorp Subsidiary is a party or by which Bancorp or any Bancorp Subsidiary is bound, the Certificate of Incorporation and Bylaws of Bancorp or the Charter and Bylaws of Stock Bank; or any material judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which Bancorp or any Bancorp Subsidiary is bound, or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to Bancorp or any Bancorp Subsidiary or the properties of any of them; or result in the creation of any material lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of Bancorp or any Bancorp Subsidiary, except the Government approvals shall be required for Bancorp and Stock Bank to consummate the Bancorp Merger and Bank Merger.

               3.3 No Legal Bar. Neither Bancorp nor Stock Bank is a party to, or subject to or bound by, any material agreement, judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body of competent jurisdiction, or any law which would prevent the execution of this Reorganization Agreement or the Plans of Merger by Bancorp or Stock Bank, the delivery thereof to Kearny or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against Bancorp or Stock Bank in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith, or, in connection with any of the transactions contemplated hereby, is at issue.

               3.4 Government and Other Approvals. Except for the Government Approvals described in Section 2.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Bancorp or Stock Bank in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated by this Reorganization Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party which has granted rights to Bancorp or Stock Bank in order to avoid forfeiture or impairment of such rights. Neither Bancorp nor Stock Bank is aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

               3.5 Licenses, Franchises and Permits. Bancorp and all Bancorp Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses. Except as disclosed in
Schedule 3.5, the benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by Bancorp and Stock Bank subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither Bancorp nor any Bancorp Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or, to the best knowledge of Bancorp and the Bancorp Subsidiaries, has been threatened by any governmental authority.

               3.6 Charter Documents. Included in Schedule 3.6 hereto are true and correct copies of the Certificate of Incorporation and Bylaws of Bancorp and Charter and Bylaws of Stock Bank.

               3.7 Bancorp Financial Statements. Bancorp has delivered or will deliver to Kearny copies of the consolidated statements of financial condition of Bancorp as of December 31, for the fiscal years 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as incorporated by reference in Bancorp's Annual Report to Stockholders in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Bancorp (the "Audited Financial Statements"), and the unaudited consolidated statements of financial condition of Bancorp as of June 30, 1998 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the six month periods then ended as reported in Bancorp's quarterly report to shareholders. The consolidated statements of financial condition of Bancorp referred to herein (including the related notes, where applicable) fairly present the consolidated financial condition of Bancorp as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of Bancorp for the respective periods or as of the respective dates set forth therein, in each case in conformity with generally accepted accounting principles ("GAAP") consistently applied, it being understood that Bancorp's interim financial statements are not audited, not prepared with related notes and are subject to normal year-end adjustments.

               3.8 Absence of Certain Changes. Except as disclosed in Schedule
3.8 or as provided for or contemplated in this Reorganization Agreement, since June 30, 1998 (the "Balance Sheet Date") there has not been:

                    (a) any material transaction by Bancorp or Stock Bank not in the ordinary course of business and in conformity with past practice;

                    (b) any material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), operations, liquidity, income, condition or net worth of Bancorp and Stock Bank taken as a whole;

                    (c) any damage, destruction or loss, whether or not covered by insurance, which has had or may have a material adverse effect on any of the properties or business prospects of Bancorp and Stock Bank taken as a whole or their future use and operation by Bancorp and Stock Bank taken as a whole;

                    (d) any acquisition or disposition by Bancorp or Stock Bank of any property or asset of Bancorp or Stock Bank, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than Twenty-Five Thousand Dollars ($25,000) other than acquisitions or dispositions made in the ordinary course of business;

                    (e) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of the respective properties or assets of Bancorp or Stock Bank, except to secure extensions of credit in the ordinary course of business and in conformity with past practice (pledges of and liens on assets to secure Federal Home Loan Bank advances being deemed both in the ordinary course of business and consistent with past practice);

                    (f) any amendment, modification or termination of any contract or agreement in excess of $25,000, relating to Bancorp or Stock Bank, to which Bancorp or Stock Bank is a party which would have a material adverse effect upon the financial condition or operations of Bancorp or Stock Bank taken as a whole;

                    (g) any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee or agent of Bancorp or Stock Bank, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases to non-officer employees made in the ordinary course of business and consistent with past practice not exceeding the lesser of five percent (5%) per annum or $5,000 for any of them individually;

                    (h) any incurring of, assumption of, or taking of, by Bancorp or Stock Bank, any property subject to, any liability in excess of $25,000, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice; or

                    (i) any material alteration in the manner of keeping the books, accounts or Records of Bancorp or Stock Bank, or in the accounting policies or practices therein reflected, except as required by GAAP and requirements of Regulatory Authorities.

               3.9 Deposits. Except as set forth in Schedule 3.9, none of the Stock Bank deposits (consisting of certificate of deposit, savings accounts, NOW accounts and checking account), is a brokered deposit.

               3.10 Properties. Except as described in Schedule 3.10 hereto or adequately reserved against in the Audited Financial Statements of Bancorp or disposed of since the Balance Sheet Date, Bancorp and each Bancorp Subsidiary has good and, as to real property, marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, reflected in the Audited Financial Statements of Bancorp as being owned by Bancorp or any Bancorp Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of Bancorp and the Bancorp Subsidiaries on a consolidated basis, held under leases or subleases by Bancorp or any Bancorp Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, or by equitable principles).

               3.11 Condition of Fixed Assets and Equipment. Except as disclosed in Schedule 3.11 hereto, each item of Bancorp's or Stock Bank's fixed assets and equipment having a net book value in excess of Twenty-Five Thousand Dollars ($25,000) included in the Fixed Assets is in good operating condition and repair, normal wear and tear excepted.

               3.12 Tax Matters. Except as described in Schedule 3.12 hereto:

                    (a) All federal, state and local tax returns required to be filed by or on behalf of Bancorp and Stock Bank have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might reasonably be expected to result in a determination materially adverse to Bancorp and Stock Bank taken as a whole except as fully reserved for in the Audited Financial Statements of Bancorp. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid;

                    (b) Neither Bancorp nor Stock Bank has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect;

                    (c) Adequate provision for any federal, state or local taxes due or to become due for Bancorp and Stock Bank for all periods through and including December 31, 1997, has been made and is reflected on the December 31, 1997 financial statements included in the Audited Financial Statements of Bancorp, and have been and will continue to be made with respect to periods ending after December 31, 1997;

                    (d) Deferred taxes of Bancorp and Stock Bank have been and will be provided for in accordance with GAAP; and

                    (e) To the best knowledge of Bancorp and Stock Bank, neither the Internal Revenue Service (the "IRS") nor any state, local or other taxing authority is now asserting or threatening to assert against Bancorp or Stock Bank any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon Bancorp by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by Bancorp or Stock Bank, either have been paid in full or have been properly accrued and reflected in the Audited Financial Statements of Bancorp.

               3.13 Litigation. Except as set forth in Schedule 3.13 hereto, there is no action, suit or proceeding pending against Bancorp or Stock Bank, or to the best knowledge of Bancorp or Stock Bank, threatened against or affecting Bancorp, Stock Bank or any of their assets, before any court or arbitrator or any governmental body, agency or official that may, if decided against Bancorp or Stock Bank, have a material adverse effect on the business, properties, assets, liabilities, or condition (financial or other) of Bancorp and Stock Bank taken as a whole and that are not reflected in the Audited Financial Statements of Bancorp.

               3.14 Environmental Materials. Except as set forth in Schedule
3.14 to the knowledge of Bancorp and Stock Bank, the real property owned by Bancorp associated with its two offices as well as other real property held as an asset and real property held as real estate owned ("Real Properties") are in material compliance with all Environmental Laws, as hereinafter defined, and there are no conditions existing currently which would subject Bancorp to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or assertions thereof, or which require cleanup, removal, remedial action or other response pursuant to Environmental Laws by Bancorp. Copies of all environmental studies, reports, notices and the like known to exist with regard to the Real Properties is contained at Schedule 3.14. Bancorp is not a party to any litigation or administrative proceeding, nor has Bancorp (either in its own capacity or as trustee or fiduciary), materially violated Environmental Laws nor, to its knowledge and except as set forth in Schedule 3.14, is Bancorp (either in its own capacity or as trustee or fiduciary) required to clean up, remove or take remedial or other responsive action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials. To the knowledge of Bancorp, none of the Real Properties are, nor is Bancorp, subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws. To the knowledge of Bancorp, no material permits, licenses or approvals are required under Environmental Laws relative to the Real Properties; and, except as disclosed in Schedule 3.14, Bancorp has not stored, deposited, treated, recycled, used or disposed of any materials (including, without limitation, asbestos) on, under or at the Real Properties (or tanks or other facilities thereon containing such materials), which materials if known to be present on the Real Properties or present in soils or ground water, would require cleanup, removal or some other remedial action under the Environmental Laws. The term "Environmental Laws" shall mean all federal, state and local laws, including statutes, regulations, ordinances, codes, rules and other governmental restrictions, standards and requirements relating to the discharge of air pollutants, water pollutants or process waste water or substances, as now or at any time hereafter in effect, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Hazardous Materials Transportation Act, the Federal Clean Air Act, the Federal

Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended ("CERCLA"), regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of the Occupational Safety and Health Administration, and any so-called "Superfund" or "Superlien" Laws.

               3.15 Insurance. Schedule 3.15 of the Bancorp Disclosure Schedules contains a true and complete list of all policies of liability, theft, fidelity, property damage and other forms of insurance held by Bancorp or any Bancorp Subsidiary (specifying the insurer, amount of coverage, annual premium, type of insurance, policy number and any pending material claims thereunder). The policies listed in such Schedule 3.15 are outstanding and duly in force and all premiums with respect to such policies are currently paid. Except as set forth in such Schedule 3.15, neither Bancorp nor any Bancorp Subsidiary has, during the past three fiscal years, been denied or had revoked or rescinded any policy of insurance. Bancorp and Stock Bank and all of Bancorp's and Stock Bank's Realty and other material properties are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and are consistent with past practices and experience.

               3.16 Books and Records. The minute books of Bancorp and Stock Bank contain, in all material respects, complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of Bancorp and Stock Bank fairly and accurately reflect the transactions to which Bancorp and Stock Bank is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

               3.17 Capitalization of Bancorp. The authorized capital stock of Bancorp consists of 6,000,000 shares of Common Stock, no par value, 2,000,000 shares of preferred stock, no par value, the "Bancorp Preferred Stock" and no other class of equity security. As of the date of this Reorganization Agreement, 2,585,243 shares of Bancorp Common Stock were issued and outstanding and no shares of Bancorp Preferred Stock were issued and outstanding. All of the outstanding Bancorp Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any Bancorp Shareholder. Except as described in Section 1.7 of this Reorganization Agreement as of the date hereof, there are no outstanding securities or other obligations which are convertible into Bancorp Common Stock or into any other equity or debt security of Bancorp, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued Bancorp Common Stock or any other equity or debt security of Bancorp. None of the stock options will be exercised between the signing of this Reorganization Agreement and the Effective Time. Accordingly, immediately prior to the Effective Time, there will be not more than 2,585,243 shares of Bancorp Common Stock issued and outstanding and 264,050 options outstanding. Bancorp owns and is the beneficial record holder of, and has good and freely transferable title to, all of the _________ shares of Stock Bank Common Stock issued and outstanding, and recorded on the books and Records of Stock Bank as being held in its name, free and clear of all liens, charges or encumbrances, and such stock is not subject to any voting trusts, agreements or similar arrangements or other claims which could affect the ability of Bancorp to freely vote such stock in support of the transactions contemplated herein.

               3.18 Sole Agreement. With the exception of this Reorganization Agreement, neither Bancorp, nor Stock Bank, nor any Subsidiary of either has been or is a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of Bancorp or Stock Bank or any Subsidiary of either (or any of their assets) in any business combination of any kind; or any agreement obligating Bancorp or Stock Bank to issue or sell or authorize the sale or transfer of Bancorp Common Stock or the capital stock of Stock Bank. There are no (nor will there be at the Effective Time any) shares of capital stock or other equity securities of Bancorp outstanding, except for shares of Bancorp Common Stock presently issued and outstanding (or issuable upon the exercise of outstanding stock options), and there are no (nor will there be at the Effective Time any) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Bancorp or Stock Bank, or contracts, commitments, understandings, or arrangements by which Bancorp or Stock Bank is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time any) contracts, commitments, understandings, or arrangements by which Bancorp or Stock Bank is or may be bound to transfer or issue to any third party any shares of the capital stock of Stock Bank, and there are no (nor will there be at the Effective Time any) contracts, agreements, understandings or commitments relating to the right of Bancorp to vote or to dispose of any such shares.

               3.19 Disclosure. The information concerning, and representations and warranties made by, Bancorp or Stock Bank set forth in this Reorganization Agreement, or in the Schedule of Bancorp hereto, or in any document, statement, certificate or other writing furnished or to be furnished by Bancorp or Stock Bank to Kearny, pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Without limiting the foregoing, at the time the merger proxy statement of Bancorp to be filed with the SEC is mailed to Bancorp Record Holders and at all times subsequent to such mailing, up to and including the Effective Time, such merger proxy statement (including any amendments and supplements thereto), with respect to all information relating to Bancorp, Stock Bank and this Reorganization Agreement as it relates to Bancorp, (i) will comply in all material respects with the applicable provisions of the Securities Laws and (ii) will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or required to be stated therein or necessary to correct any statement made in an earlier communication with respect to such matters which have become false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Kearny by Bancorp or Stock Bank pursuant hereto were or will be complete and accurate copies of such documents.

               3.20 Absence of Undisclosed Liabilities. Except as described in
Schedule 3.20
hereto, to their knowledge neither Bancorp nor Stock Bank has any obligation or liability that is material to the financial condition or operations of Bancorp or Stock Bank, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of Bancorp or Stock Bank (i) except as disclosed in the Audited Financial Statements of Bancorp delivered to Kearny prior to the date of this Reorganization Agreement, (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since June 30, 1998, neither Bancorp nor Stock Bank has incurred or paid any obligation or liability which would be material to the financial condition or operations of Bancorp or Stock Bank, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to Bancorp or Stock Bank.

               3.21 Allowance for Possible Loan or REO Losses. The allowance for possible loan losses shown on the Audited Financial Statements of Bancorp is in the opinion of management of Bancorp adequate in all material respects to provide for anticipated losses inherent in loans outstanding. Except as disclosed in Schedule 3.21 hereto, as of the date thereof, neither Bancorp nor Stock Bank has any loan which has been criticized, designated or classified by management of Bancorp, or by regulatory examiners representing any Regulatory Authority or by Bancorp's independent auditors as "Special Mention," "Substandard," "Doubtful", "Loss" or as a "Potential Problem Loan."

                    The allowance for possible losses in real estate owned, if any, shown on the Audited Financial Statements of Bancorp in the opinion of management is or will be adequate in all respects to provide for anticipated losses inherent in REO owned or held by Bancorp or Stock Bank and the net book value of real estate owned on the Balance Sheet of the Audited Financial Statements of Bancorp is the fair value of the real estate owned in accordance with Statement of Position 92-3.

               3.22 Loan Portfolio. To the best knowledge of Bancorp or Stock Bank, with respect to each mortgage loan owned by Bancorp or Stock Bank in whole or in part (each, a "Mortgage Loan"):

                    (a) Enforceability. The mortgage note and the related mortgage are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms.

                    (b) No Modification. Neither Bancorp nor Stock Bank nor any prior holder of a Mortgage Loan has modified the related documents in any material respect or satisfied, canceled or subordinated such mortgage or mortgage note except as otherwise disclosed by documents in the applicable mortgage file.

                    (c) Owner. Bancorp or Stock Bank is the sole holder of legal and beneficial title to each Mortgage Loan (or Stock Bank's applicable participation interest), as applicable and there has not been any assignment or pledge of any Mortgage Loan (other than as security for Federal Home Loan Bank advances as detailed at Schedule 3.22(c)).

                    (d) Collateral Documents. The mortgage note, mortgage and any other collateral documents, copies of which are included in the Mortgage Loan files, are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable mortgage file.

                    (e) Litigation. There is no litigation or proceeding pending or threatened, relating to the mortgaged property which would have a material adverse effect upon the related Mortgage Loan.

                    (f) Participation. With respect to each Mortgage Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable and the interest in such Mortgage Loan of Bancorp or Stock Bank created by such participation would not be a part of the insolvency estate of the Mortgage Loan originator or other third party upon the insolvency thereof.

               3.23 Compliance with Laws.

                    (a) Bancorp and Stock Bank are in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of Bancorp and Stock Bank taken as a whole, or which would or could reasonably be expected to subject Bancorp or Stock Bank or any of its directors or officers to civil money penalties; and

                    (b) Neither Bancorp or Stock Bank has received notification or communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that Bancorp or Stock Bank is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, and which, as a result of such noncompliance, would or could reasonably be expected to have a material adverse effect on Bancorp and Stock Bank taken as a whole, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of Bancorp and Stock Bank, taken as a whole, or (iii) requiring Bancorp to enter into a cease and desist order, consent, agreement or memorandum of understanding.

               3.24 Employee Benefit Plans.

     (a) Schedule 3.24 to the Bancorp Disclosure Schedule lists (i) each pension, profit sharing, stock bonus, thrift, savings, employee stock ownership or other plan, program or arrangement, which constitutes an "employee pension benefit plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by Bancorp and/or Stock Bank or to which Bancorp and/or Stock Bank contribute for the benefit of any current or former employee, officer, director, consultant or agent; (ii) each plan, program or arrangement for the provision of medical, surgical, or hospital care or benefits, benefits in the event of sickness, accident, disability, death, unemployment, severance, vacation, apprenticeship, day care, scholarship, prepaid legal services or other benefits which constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, which is maintained by Bancorp and/or Stock Bank or to which Bancorp and/or Stock Bank contribute for the benefit of any current or former employee, officer, director, consultant or agent; and (iii) every other retirement or deferred compensation plan, bonus or incentive compensation plan or arrangement, stock option plan, stock purchase plan, severance or vacation pay arrangement, or other fringe benefit plan, program or arrangement through which Bancorp and/or Stock Bank provide benefits for or on behalf of any current or former employee, officer, director, consultant or agent.

     (b) All of the plans, programs and arrangements described in Schedule 3.24 (hereinafter referred to as the "Bancorp Benefit Plans") that are subject to ERISA are in material compliance with all applicable requirements of ERISA and all other applicable federal and state laws, including the reporting and disclosure requirements of Part I of Title I of ERISA. Each of the Bancorp Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code satisfies the applicable requirements of such provision and to the best of Bancorp's knowledge there exist no circumstances that would adversely affect the qualified status of any such plan under that section, except with respect to any required retroactive amendment for which the remedial amendment period has not yet expired. Except as set forth in Schedule 3.24, there is no pending or, to the best knowledge of Bancorp, threatened litigation, governmental proceeding or investigation against or relating to any Bancorp Benefit Plan and there is no reasonable basis for any material proceedings, claims, actions or proceedings against any such Bancorp Benefit Plan. No Bancorp Benefit Plan (or Bancorp Benefit Plan fiduciary, in his capacity as such) has engaged in a non-exempt "Prohibited Transaction" (as defined in Section 406 of ERISA and Section 4975(c) of the Code) since the date on which said sections became applicable to such plan. There have been no acts or omissions by Bancorp that have given rise to any fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code, or that may give rise to any material fines, penalties, taxes or related damages under such laws for which Bancorp may be liable. All group health plans of Bancorp, including any plans of current and former Affiliates of Bancorp that must be taken into account under Section 4980B of the Code or Section 601 of ERISA or the requirements of any similar state law regarding insurance continuation, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable. All payments due from any Bancorp Benefit Plan (or from Bancorp with respect to any Bancorp Benefit Plan) have been made, and all amounts properly accrued to date as liabilities of Bancorp that have not yet been paid have been properly recorded on the books of Bancorp.
Schedule 3.24(b) contains a copy of the IRS Form 5500 filed with respect to the Bancorp Benefit Plans for the last 3 plan years and a copy of such IRS letter of determinations received with respect to such plans.

     (c) Except as disclosed at Schedule 3.24(c), no payments to be made by Stock Bank or Bancorp to any employee, officer or director shall result in an "excess parachute payment" as defined at Section 280G of the Code or exceed the deductibility limits provided at Section 162(m) of the Code.

     (d) Schedule 3.24(d) contains a list of the maximum vacation accrual to be paid at Closing by Bancorp, subject to reductions based upon time taken up to Closing. No additional compensation shall be paid for any unused sick leave pay.

               3.25 Material Contracts. Except as described in Schedule 3.25 hereto, neither Bancorp nor Stock Bank, nor any of their respective assets, businesses, or operations, is as of the date of this Reorganization Agreement a party to, or bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that require annual payments of over $25,000 per year.

               3.26 Material Contract Defaults. Neither Bancorp nor Stock Bank is in default in any respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default would reasonably be expected to have either individually or in the aggregate a material adverse effect on Bancorp and Stock Bank taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

               3.27 Reports. Since March 29, 1996, Bancorp and Stock Bank have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the OTS; (ii) the SEC, including, but not limited to, Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and proxy statements; and
(iii) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings that are not material). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               3.28 Exchange Act and Nasdaq Market

                    (a) The Bancorp Common Stock is registered with the SEC pursuant to the Securities and Exchange Act of 1934, as amended ("Exchange Act") and Bancorp has filed with the SEC all material forms and reports required by law to be filed by Bancorp with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                    (b) The outstanding shares of Bancorp Common Stock are listed for trading on the Nasdaq National Market System (under the symbol "FBER") pursuant to the listing rules of the Nasdaq and Bancorp has filed with the Nasdaq all material forms and reports required by law to be filed by Bancorp, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

               3.29 Statements True and Correct. None of the information prepared by, or on behalf of, Bancorp or any Bancorp Subsidiary regarding Bancorp, Stock Bank or any other Bancorp Subsidiary included or to be included in the Merger Proxy Statement to be mailed to Bancorp's Shareholders in connection with the Bancorp Shareholders' Meeting, and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transactions contemplated herein, will, at the respective times such documents are filed, and, with respect to the Merger Proxy Statement, when first mailed to the of Bancorp Shareholders, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Merger Proxy Statement or any amendment thereof or supplement thereto, at the time of the Bancorp Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Bancorp Shareholders' Meeting. All documents which Bancorp or any Bancorp Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations promulgated thereunder.

               3.30 Investment Securities. Section 1 of Schedule 3.30 sets forth the book and market value as of June 30, 1998 of the investment securities, mortgage-backed securities and securities held for sale of Bancorp and Stock Bank as of such date. Section 2 of Schedule 3.30 sets forth an investment securities report which includes (to the extent known or reasonably obtainable) security descriptions, CUSIP or Agency Pool numbers, current pool face values, book values, coupon rates, market values and book yields in each case as of June 30, 1998.

               3.31 Certain Regulatory Matters.

                    (a) Stock Bank is a qualified thrift lender under Section 10(m) of HOLA and is a member of the Federal Home Loan Bank of New York.

                    (b) Stock Bank has not paid any dividends to Bancorp or any affiliate thereof that (i) caused the regulatory capital of Stock Bank to be less than the amount then required by applicable law or (ii) exceeded any other limitation on the payment of dividends imposed by law, agreement or regulatory policy. Other than as reflected on Schedule 3.31 and as required by applicable law, there are no restrictions on the payment of dividends by Bancorp or Stock Bank.

                    (c) Bancorp and Stock Bank have adopted policies and procedures designed to promote overall compliance with the Bank Secrecy Act (31 U.S.C. Section 5301), the Truth-in-Lending Act (15 U.S.C. Section 1601 et seq.), the Expedited Funds Availability Act (12 U.S.C. Section 4001) and the regulations adopted under each such act and have materially complied with the reporting requirements under the Bank Secrecy Act and the regulations thereunder.

               3.32 Corporate Approval.

                    (a) The affirmative vote of a majority of the votes cast by shareholders of Bancorp entitled to vote at a meeting is required to adopt this Reorganization Agreement and approve the Merger and the other transactions contemplated hereby. No other vote of the stockholders of Bancorp is required by law, the Certificate of Incorporation or Bylaws of Bancorp or otherwise to adopt this Reorganization Agreement and approve the Reorganization and the other transactions contemplated hereby.

                    (b) At a duly constituted meeting of the Board of Directors of Bancorp, directors constituting at least a majority of the Directors granted their prior approval to the Reorganization and, accordingly, the provisions of
Article VIII of Bancorp's Certificate of Incorporation do not and will not apply to this Reorganization Agreement or the consummation of any of the transactions contemplated hereby or thereby.

                    (c) The provisions of the New Jersey Shareholders' Protection Act of the NJBCA will not apply to this Reorganization Agreement, the Merger or the transactions contemplated hereby and thereby.

               3.33 Broker's and Finder's Fees. Except for payments to FinPro, Inc. as detailed in Schedule 3.33, which has been engaged by Bancorp as its financial advisor (pursuant to an agreement, a copy of which has been separately provided to Kearny), neither Bancorp nor any of its subsidiaries has any liability to any broker, finder, or similar agent, nor have any of them agreed to pay any broker's fee, finder's fee or commission, with respect hereto or to the transactions contemplated hereby.

               3.34 Year 2000 Readiness. Bancorp and each of the Bancorp Subsidiaries have taken all reasonable steps necessary to address the computer software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by Bancorp and the Bancorp Subsidiaries to be substantially Year 2000 compliant on or before the end of 1999 and, except as set forth in Schedule 3.34, does not expect the future cost of addressing such issues to be material. Neither Bancorp nor any Bancorp Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

               3.35 Liquidation Account. The Stock Bank has maintained sufficient records to make the necessary computations of the balance of the liquidation account and the subaccounts thereunder.

               3.36 Derivatives Contracts. None of Bancorp or Bancorp Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on the balance sheet which is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes previously disclosed in Schedule 3.36, including a list, as applicable, of any Bancorp or Bancorp Subsidiary assets pledged as security for each such Derivatives Contract.


                                    ARTICLE 4

                               COVENANTS OF KEARNY

               4.1 Regulatory and Other Approvals. Within a reasonable time after execution of this Reorganization Agreement, Kearny shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Reorganization Agreement and the Plans of Merger with reasonable promptness. Kearny shall pay all fees and expenses arising in connection with such applications for regulatory approval. Kearny agrees to use its best efforts to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with Kearny's applications for regulatory approval and to use its best efforts to obtain such regulatory approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section shall be construed to obligate Kearny to take any action to meet any condition required to obtain prior regulatory approval if Kearny shall, deem such condition to be unreasonable or to constitute a significant impediment upon its ability to carry on its business or acquisition programs. Kearny shall provide Bancorp the opportunity to review and comment on all required applications within a reasonable period prior to the filing thereof and provide Bancorp with copies of all written communications with Regulatory Authorities regarding the transactions provided for herein and related applications and proceedings. Subject to the terms and conditions of this Reorganization Agreement, Kearny agrees to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. Subject to the provisions of this Section, Kearny shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

               4.2 Preparation of Regulatory Applications. Kearny will use its best efforts to prepare and file (a) with the FDIC, an application for approval of the Mergers, if applicable and, (b) with the OTS, an application for approval of the Plans of Mergers. Kearny, reasonably in advance of making such filings, will provide Bancorp and its counsel a reasonable opportunity to comment on such filings and regulatory applications; and Kearny will provide Bancorp and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time. Kearny covenants and agrees that all information furnished by Kearny for inclusion in the Bancorp Merger Proxy Statement will comply in all material respects with the provisions of applicable law, including the Exchange Act and the rules and regulations of the SEC, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, Kearny will furnish to FinPro, investment bankers advising Bancorp, such information as they may reasonably request for purposes of the opinion referred to in Section 7.1.

               4.3 Employee Benefits. Following the consummation of the transactions contemplated herein, Kearny shall not be obligated to make further contributions to any of the Employee Plans or Benefit Arrangements of Bancorp or Stock Bank and all employees of Bancorp and Stock Bank immediately prior to the Effective Time who shall continue as employees of Kearny as the Resulting Company will be afforded the opportunity to participate in any employee benefit plans maintained by Kearny, including but not limited to any "employee benefit plan," as that term is defined in ERISA, on an equal basis with employees of Kearny with comparable positions, compensation, and tenure, subject to the provisions of this Section. Service with Bancorp or with any Bancorp Subsidiary prior to the Effective Time by such former Bancorp employees will be deemed service with Kearny for purposes of determining eligibility for participation and for crediting of service for vesting purposes in such employee benefit plans of Kearny; provided, however, that in no event shall any former Bancorp employee be entitled to or be given credit for past service with such former Bancorp for purposes of the participation, accrual, calculation, vesting or determination of benefit amounts under any pension plan maintained by Kearny. The employees of Bancorp will be treated as new employees for purposes of participation, vesting and benefits determination value in Kearny's qualified pension plans. On or before the Effective Time, Bancorp shall take all steps necessary to cause the 401(k) plan maintained by Bancorp to be terminated, subject to applicable limitations under the Internal Revenue Code of 1986, as amended (the "Code"). Bancorp shall take all steps necessary to cause the defined benefit plan maintained by Bancorp to be terminated on or prior to December 31, 1998, (provided, however, if Bancorp stockholders shall not have approved the Merger by December 30, 1998, then the defined benefit plan shall be terminated as of such later date as is mutually agreed by the parties on, or before, the Effective Time and in accordance with applicable law and regulations) and distributions made thereafter in accordance with the provisions of the defined benefit plan and the Code. Bancorp will terminate its ESOP as set forth in Section 1.11 of this Reorganization Agreement.

               4.4 Notification. Kearny shall notify Bancorp promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event that would constitute a breach on its part of any obligation under this Reorganization Agreement or the occurrence of any event that would cause any representation or warranty made by it herein to be false or misleading, or if it becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation or upon the occurrence of any event that would result in a change in the circumstances described in the representations and warranties contained herein. At all times up to and including, and as of, the Closing, Kearny shall inform Bancorp in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Kearny Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of Kearny; provided, however, that any such updates to the Kearny Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Kearny Schedules and the information contained therein.

               4.5 Tax Representations. Kearny has not taken, agreed to take, or will take any action or has any knowledge of any fact or circumstance that would prevent the transactions contemplated hereby, including the Bank Merger and Bancorp Merger, from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

               4.6 Directors and Officers Indemnification and Insurance
Coverage.

                    (a) From and after the Effective Time through the sixth anniversary thereof, Kearny agrees to indemnify, defend and hold harmless each present and former director and officer of Bancorp and Stock Bank as of the Closing Date (the "Indemnified Parties") against losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Kearny, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Effective Time (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which directors and officers are entitled under Bancorp's Certificate of Incorporation (as to Stock Bank its Charter) and Bylaws, or other applicable law as in effect on the date hereof (and Kearny shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible under law and Stock Bank's Charter and Bylaws as in effect on the date hereof, and as permitted to a federal savings bank under federal law and as to Bancorp, as permitted under New Jersey law and under Bancorp's Certificate of Incorporation and Bylaws; provided that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim. Notwithstanding the foregoing, an officer or director of Bancorp and Stock Bank may not be indemnified by Kearny if such indemnification is prohibited by applicable law.

                    (b) Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any Claim, shall promptly notify Kearny, but the failure to so notify shall not relieve Kearny of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Kearny. In the event of any Claim, (1) Kearny shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Kearny elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Kearny and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Kearny shall pay all reasonable fees and expenses for the Indemnified Parties promptly as statements therefor are received, provided further that Kearny shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party, (2) the Indemnified Parties will cooperate in the defense of any such Claim and (3) Kearny shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld).

                    (c) For a period of three (3) year after the Effective Time, Kearny will use its best efforts to provide to the persons who served as directors or officers of Bancorp or Stock Bank on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof. In lieu of the foregoing, Bancorp may renew any existing insurance or purchase any "discovery period" insurance provided for thereunder at Kearny's request and expense.

               4.7 Conduct of Kearny Prior to the Effective Time. Except as expressly provided in this Reorganization, as agreed to by Bancorp or as required by applicable law, rules or regulations, during the period from the date of this Reorganization Agreement to the Effective Time, Kearny shall (i) take no action which would adversely affect or delay the ability of Bancorp or Kearny to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Reorganization Agreement and, (ii) take no action that could reasonably be expected to have a material adverse effect on Kearny.

                                    ARTICLE 5

                       COVENANTS OF BANCORP AND STOCK BANK

               5.1 Preparation of Merger Proxy Statement and Applications for Required Consents. Bancorp will use its best efforts to prepare and file a merger proxy statement with the SEC under the Exchange Act that will be used by Bancorp to solicit shareholders for approval of the Reorganization Agreement (the "Merger Proxy Statement"). In connection therewith, Bancorp will furnish all financial or other information, including using best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning Bancorp for the filing or preparation for filing under the Exchange Act. Bancorp covenants and agrees that all information furnished for inclusion in the Merger Proxy Statement, all applications to appropriate regulatory agencies for approval of the Reorganization Agreement, and all information furnished by Bancorp to Kearny pursuant to this Reorganization Agreement, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Bancorp will provide Kearny and its counsel in advance a reasonable opportunity to comment on the Merger Proxy Statement before filing the Merger Proxy Statement with the SEC; and Bancorp will provide Kearny and its counsel with copies of filings made with the SEC at the time filed. Bancorp will furnish to FinPro such information as FinPro may reasonably request for purposes of the opinion referred to in Section 6.1(e).

               5.2 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of Kearny shall have been obtained:

                    (a) Bancorp and Stock Bank shall:

                         (i) Operate its business only in the usual, regular,
and ordinary course;

                         (ii) Preserve intact its business organizations and
assets and to maintain its rights and franchises;

                         (iii) Take no action, unless otherwise required by law,
rules or regulation, that would reasonably be considered to (A) adversely affect the ability of any of them or Kearny to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Reorganization Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Reorganization Agreement;

                         (iv) Except as they may terminate in accordance with
their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                         (v) Keep in full force and effect insurance coverage
with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of Bancorp and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                         (vi) Use its best efforts to retain Stock Bank's
present customer base and to facilitate the retention of such customers by Stock Bank and its branches after the Effective Time; and

                         (vii) Maintain, renew, keep in full force and effect,
and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to Bancorp, Stock Bank or Kearny at and after the Effective Time, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of Stock Bank's customer relationships.

                    (b) Bancorp and Stock Bank agree to use their best efforts to assist Kearny in obtaining the Government Approvals necessary to complete the transactions contemplated hereby and do not know of any reason that such Government Approvals can not be obtained, and Bancorp and Stock Bank shall provide to Kearny or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals.

                    (c) Bancorp and Stock Bank, at their own cost and expense, shall use their best efforts to secure all necessary consents and all consents and releases, if any, required of Bancorp, Stock Bank or third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby.

                    (d) At all times to and including, and as of, the Closing, Bancorp and Stock Bank shall inform Kearny of any and all facts necessary to amend or supplement the representations and warranties made herein and the Bancorp Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of Bancorp and Stock Bank; provided, however, that any such updates to the Bancorp Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Bancorp Schedules and the information contained therein.

                    (e) Subject to the terms and conditions of this Reorganization Agreement, Bancorp and Stock Bank agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. Bancorp shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                    (f) Bancorp shall notify Kearny promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event that would constitute a breach on its part of any obligation under this Reorganization or the occurrence of any event that would cause any representation or warranty made by it herein to be false or misleading, or if it becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation or upon the occurrence of any event that would result in a change in the circumstances described in the representations and warranties contained herein.

                    (g) On the business day immediately prior to the Effective Time or on such other day after the satisfaction of all conditions precedent to the Reorganization as Kearny may require Bancorp shall, at the request of Kearny, take all legally permissible action necessary to convert to the accounting policies and practices of Kearny, such actions to include, without limitation, at Kearny's option, adjustments to loan loss reserves, reserves for federal income taxes, accounting for post-retirement medical benefits, and accruals for severance and related costs and accrued vacation and disability leave. Bancorp's and Stock Bank's representations, warranties and covenants contained in this Reorganization Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section.

               5.3 Conduct of Business -- Negative Covenants. From the date of this Reorganization Agreement until the earlier of the Effective Time or the termination of this Reorganization Agreement, Bancorp and Stock Bank covenant and agree that they will neither do, nor agree or commit to do, nor permit any Bancorp Subsidiary to do or commit or agree to do, any of the following without requesting Kearny's approval and receiving the prior written consent of the President of Kearny, which consent will not be unreasonably withheld:

                    (a) Except as expressly contemplated by this Reorganization Agreement or the Plans of Merger, amend their Certificate of Incorporation, Charter or Bylaws; or

                    (b) Impose on any share of capital stock held by it or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

                    (c) Except as provided in accordance with the Stock Option Agreement between the Parties contained herein at Appendix I: (i) Repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Reorganization Agreement or the Plans of Merger; or
(ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the Bancorp Common Stock; or (v) pay or declare a cash dividend or make or declare any other type of distribution on the Bancorp Common Stock except for any cash dividend already declared prior to this Reorganization Agreement or regular quarterly cash dividends payable in the same amount and during the same time periods as past quarterly dividends; or

                    (d) Except as expressly permitted by this Reorganization Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by Kearny, (ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) acquisitions of control in its fiduciary capacity, or (iv) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Reorganization Agreement;

                    (e) Except as expressly permitted by this Reorganization Agreement or the Plans of Merger, to (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of Bancorp Common Stock (not including shares issuable upon the exercise of validly issued and Bancorp Stock Options outstanding as of the date of this Reorganization Agreement), or any other capital stock of Bancorp or of any Bancorp Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock are directly sold or otherwise directly transferred to Bancorp or any Bancorp Subsidiary, (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of Bancorp or of any Bancorp Subsidiary;
(iii) sell, agree to sell, or otherwise dispose of any asset of Bancorp or any Bancorp Subsidiary other than in the ordinary course of business for reasonable and adequate consideration or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity;

                    (f) Incur, or permit any Bancorp Subsidiary to incur, any additional debt obligation or other obligation for borrowed money other than (i) in replacement of existing short-term debt with other short-term debt of an equal or lesser amount, (ii) financing of banking related activities, or (iii) indebtedness of Bancorp or any Bancorp Subsidiary to Stock Bank or another Bancorp Subsidiary in excess of an aggregate of $50,000 (for Bancorp and its Subsidiaries on a consolidated basis) except in the ordinary course of the business of Bancorp or such Bancorp Subsidiary (and such ordinary course of business shall include, but shall not be limited to, creation of deposit liabilities, entry into repurchase agreements or reverse repurchase agreements, purchases or sales of federal funds, and sales of certificates of deposit);

                    (g) Grant any increase in compensation or benefits to any officer or director or grant any increase in compensation or benefits to any of its non-officer employees in excess of the lesser of five percent (5%) per annum or $5,000 for any of them individually upon not less than three (3) business days notice to Kearny, except in accordance with past practices or as required by law; pay any bonus except in accordance with past practices or any plan or arrangement disclosed in Bancorp Schedule 5.3(g); enter into any employment or severance agreements with any of its officers or employees; grant any material increase in fees or other increases in new compensation or other benefits to any director of Bancorp or of any Bancorp Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change is required by applicable law;

                    (h) Amend any existing employment contract between it and any person to increase the compensation or benefits payable thereunder; or enter into any new employment contract with any person that Bancorp or Stock Bank do not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time;

                    (i) Except as disclosed in Bancorp Schedule 5.3(i), adopt any new employee benefit plan or terminate or make any material change in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan;

                    (j) Enter into any new service contracts, purchase or sale agreements or lease agreements in excess of $25,000 that are material to Bancorp or any Bancorp Subsidiary;

                    (k) Make any capital expenditure exceeding $25,000;

                    (l) Knowingly take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Reorganization Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article 7 not being satisfied, or in violation of any provision of this Reorganization Agreement, except, in every case, as may be required by applicable law;

                    (m) Change its methods of accounting in effect at June 30, 1998, except as required by changes in generally accepted accounting principles as concurred in, in writing, by Bancorp's independent auditors (a copy of which shall be provided to Kearny) or regulatory accounting principles;

                    (n) Except as required by applicable law, knowingly take or cause to be taken any action that could reasonably be expected to jeopardize or delay the receipt of any of the required regulatory approvals or which would reasonably be expected to result in any such required regulatory approval containing a condition that is determined by Kearny to be unduly burdensome;

                    (o) Fail to use its best efforts to keep in full force and effect its insurance and bonds in such amounts as are reasonable to cover such risks customary in relation to the character and location of its properties and the nature of its business and in any event at least equal in scope and amount of coverage of insurance and bonds now carried;

                    (p) Fail to notify Kearny promptly of its receipt of any letter, notice or other communication, whether written or oral, from any governmental entity advising Bancorp that it is contemplating issuing, requiring, or requesting any agreement, memorandum of understanding, or similar undertaking, order or directive;

                    (q) Fail promptly to notify Kearny of (i) the commencement or threat of any audit, action, or proceeding involving any material amount of taxes against either Bancorp or (ii) the receipt by Bancorp or any Bancorp Subsidiary of any deficiency or audit notices or reports in respect of any material deficiencies asserted by any federal, state, local or other tax authorities;

                    (r) Fail to maintain and keep its properties in good repair and condition, except for depreciation due to ordinary wear and tear;

                    (s) Engage in any off-balance sheet hedge transactions.

               5.4 Conduct of Business -- Certain Actions.

               Except to the extent necessary to consummate the transactions specifically contemplated by this Reorganization Agreement, Bancorp and Stock Bank shall not, and shall use their respective best efforts to ensure that their respective directors, officers, employees, and advisors do not, directly or indirectly, institute, solicit, or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or provide any confidential or non-public information to, any corporation, partnership, person or other entity or group (other than to Kearny) concerning any "Acquisition Proposal" (as defined below), except for actions reasonably considered by the Board of Directors of Bancorp, based upon the advice of outside legal counsel, to be required in order to fulfill its fiduciary obligations. Bancorp shall notify Kearny immediately if any Acquisition Proposal has been or should hereafter be received by Bancorp or Stock Bank, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of Bancorp's Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any reports, negotiations or expressions of interest. For purposes of this Section, "Acquisition Proposal" means any tender offer, agreement, understanding or other proposal of any nature pursuant to which any corporation, partnership, person or other entity or group, other than Kearny, would directly or indirectly
(i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving Bancorp or Stock Bank; (ii) acquire the right to vote ten percent (10%) or more of the Bancorp Common Stock or Stock Bank Common Stock; (iii) acquire a significant portion of the assets or earning power of Bancorp or of Stock Bank; or (iv) acquire in excess of ten percent (10%) of the outstanding Bancorp Common Stock or Stock Bank common stock.

               5.5 New Jersey Environmental Notice. Bancorp shall, within thirty
(30) days following the date hereof, apply for non-applicability determinations from the New Jersey Department of Environmental Protection with respect to the New Jersey Industrial Site Responsibility Act for all real property owned by Bancorp or any Bancorp Subsidiary.

               5.6 Voting Agreement. Each of Bancorp's directors have entered into a Voting Agreement, a Form of which is attached as Exhibit 5.6 hereto.

               5.7 Liquidation Account Computations. Bancorp shall (a) furnish to Kearny a computation of the Liquidation Account within forty-five (45) days following the date hereof and (b) recompute the Liquidation Account as of January 1, 1999 and shall furnish such recomputation to Bancorp prior to Closing.

                                    ARTICLE 6

                              CONDITIONS TO CLOSING

               6.1 Conditions to the Obligations of Bancorp. Unless waived in writing by Bancorp, the obligation of Bancorp to consummate the transaction contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                    (a) Performance. Each of the material acts and undertakings of Kearny to be performed at or prior to the Closing Date pursuant to this Reorganization Agreement shall have been duly performed in all material respects;

                    (b) Representations and Warranties. The representations and warranties of Kearny contained in this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Effective Time;

                    (c) Documents. In addition to the other deliveries of Kearny described elsewhere in this Reorganization Agreement, Bancorp shall have received the following documents and instruments:

                         (i) a certificate signed by the Secretary or an
assistant secretary of Kearny dated as of the Closing Date certifying that:

                              (A) Kearny's Boards of Directors has duly adopted
resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plans of Merger and Option Agreement) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                              (B) the persons executing this Reorganization
Agreement on behalf of Kearny are officers of Kearny, holding the offices so specified with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of such person set forth on such certificate is his genuine signature;

                              (C) the organization documents of Kearny attached
to such certificate remain in full force and effect; and

                         (ii) a certificate signed by duly authorized officers
of Kearny stating that the conditions set forth in Sections 6.1(a), 6.1(b) and 6.1(c) of this Reorganization Agreement have been satisfied;

                    (d) Opinion of Kearny's Counsel. Bancorp shall have been furnished with an opinion of counsel to Kearny, dated as of the Closing Date, addressed to Bancorp, substantially to the effect that:

                         (i) Kearny is incorporated and validly existing as a
corporation in good standing under the laws of the United States and is validly existing and in good standing as a Federal mutual savings bank chartered by the OTS.

                         (ii) Kearny has full corporate power and authority to
enter into the Reorganization Agreement, the Reorganization Agreement has been duly and validly authorized by all necessary corporate action by Kearny and has been duly and validly executed and delivered by and on behalf of Kearny and no approval, authorization, order consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required under any federal or New Jersey statute or regulation for the execution and delivery of the Reorganization Agreement by Kearny or the consummation of the transactions contemplated by the Reorganization Agreement, except such as have been obtained and are in full force and effect;

                         (iii) Neither the execution and delivery by Kearny of
this Reorganization Agreement nor any of the documents to be executed and delivered by Kearny in connection herewith violates or conflicts with Kearny's Charter or Bylaws.

Such opinion may (i) expressly rely upon certificates furnished by appropriate officers of Kearny or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the State of New Jersey; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991); and

                    (e) Fairness Opinion. Bancorp shall have received a "fairness opinion" letter from its independent financial adviser, FinPro, dated the date hereof to the effect that, in the opinion of such adviser the Cash Merger Consideration to be received by the Bancorp Record Holders is fair to the Bancorp Record Holders from a financial point of view.

               6.2 Conditions to the Obligations of Kearny. Unless waived in writing by Kearny, the obligation of Kearny to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                    (a) Performance. Each of the material acts and undertakings of Bancorp and Stock Bank to be performed at or before the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

                    (b) Representations and Warranties. The representations and warranties of Bancorp and Stock Bank contained in Article 3 of this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

                    (c) Documents. In addition to the documents described elsewhere in this

Reorganization Agreement, Kearny shall have received the following documents and instruments:

                         (i) a certificate signed by the Secretary or an
assistant secretary of Bancorp and Stock Bank dated as of the Closing Date certifying that:

                              (A) Bancorp's and Stock Bank's respective Boards
of Directors and shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plans of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                              (B) each person executing this Reorganization
Agreement on behalf of Bancorp and Stock Bank is an officer of Bancorp or Stock Bank, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Reorganization, and that the signature of each person set forth on such certificate is his or her genuine signature;

                              (C) the charter documents of Bancorp and Stock
Bank attached to such certificate remain in full force and effect; and

                         (ii) a certificate signed by the respective President
and Chief Financial Officer of each of Bancorp and Stock Bank stating that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(e) this Reorganization Agreement have been satisfied.

                    (d) Inspections Permitted. Between the date of this Reorganization Agreement and the Closing Date, Bancorp and Stock Bank shall have afforded Kearny and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to Bancorp and Stock Bank. Kearny will provide Bancorp and Stock Bank at least 24 hours notice of any inspection and conduct any inspection in a reasonable manner that will not interfere with business operations. Bancorp and Stock Bank shall have caused all Bancorp or Stock Bank personnel to provide reasonable assistance to Kearny in its investigation of matters relating to Bancorp and Stock Bank.

                    (e) No Material Adverse Change. No material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), operations, liquidity, income, or financial condition of Bancorp and Stock Bank taken as a whole shall have occurred since the date of this Reorganization Agreement.

                    (f) Opinion of Bancorp's Counsel. Kearny shall have been furnished with an opinion of legal counsel to Bancorp and Stock Bank, dated the Closing Date, addressed to Kearny, substantially to the effect that:

                         (i) Bancorp is a corporation validly existing and in
good standing
under the laws of the State of New Jersey;

                         (ii) Stock Bank is a Federal stock savings bank,
validly existing, and in good standing under the laws of the United States;

                         (iii) Bancorp and Stock Bank have full corporate power
and authority to enter into the Reorganization Agreement; the Reorganization Agreement has been duly and validly authorized by all necessary corporate action by Bancorp and Stock Bank and has been duly and validly executed and delivered by and on behalf of Bancorp and Stock Bank; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required under any federal or New Jersey statute or regulation for the execution and delivery of the Reorganization Agreement by Bancorp and Stock Bank or the consummation of the transactions contemplated by the Reorganization Agreement, except such as have been obtained and are in full force and effect; and

Such opinion may (i) expressly rely upon certificates furnished by appropriate officers of Bancorp or Stock Bank or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to federal law and the NJBCA and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

                    (g) Other Business Combinations, Etc. Neither Bancorp nor Stock Bank shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which Bancorp or Stock Bank would merge, consolidate with; effect a business combination with, sell any substantial part of Bancorp's or Stock Bank's assets to, or; acquire a significant part of the shares or assets of, any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of Bancorp or Stock Bank or the benefits of acquiring the Bancorp Common Stock;

                    (h) Regulatory Approvals. Except for the filing of the Certificate of Merger with the OTS, all Regulatory Approvals for the transactions contemplated by this Reorganization Agreement shall have been obtained without the imposition of any conditions not typically imposed in similar transactions which Kearny determines in its sole judgment to be materially burdensome upon the conduct of the business of Kearny or which would so adversely impact the economic and business benefits of the Merger to Kearny as to render it inadvisable to proceed with the Merger; such approvals shall be in effect and no proceedings shall have been instituted or threatened with respect thereto; all applicable waiting periods with respect to such approvals shall have expired; and all conditions and requirements prescribed by law or otherwise imposed in connection with the Regulatory Approvals shall have been satisfied. Bancorp shall also have obtained non-applicability determinations from the New Jersey Department of Environmental Protection with respect to the New Jersey Industrial Site Responsibility Act for all real property owned by Bancorp or any Bancorp Subsidiary on the date hereof.

                    (i) Bancorp Stockholder Approval. Bancorp shall have furnished Kearny with a certified copy of resolutions duly adopted by the holders of a vote of the outstanding shares of Bancorp Common Stock entitled to vote thereon approving this Reorganization Agreement, the Plans of Merger, and the transactions contemplated hereby; such resolutions shall be in full force and effect and shall not have been modified, rescinded or annulled; and

                    (j) As of the Effective Time, Bancorp's stockholders equity on a consolidated basis shall not be less than the stockholders equity as of June 30, 1998, less adjustments detailed at Schedule 6.2(j) as of the date hereof.

                    (k) Kearny shall have received an opinion of tax counsel that the Reorganization shall not result in any taxable income, or gain or loss for federal tax purposes to Kearny, Bancorp or Stock Bank.

               6.3 Conditions to Obligations of All Parties. The obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                    (a) No Pending or Threatened Claims. No claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Reorganization Agreement or the obtaining of material damages or other relief in connection therewith;

                    (b) Governmental Approvals and Acquiescence Obtained. The Parties hereto shall have received all applicable Governmental Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired; and

                    (c) Approval of Stockholders. Approval of this Reorganization Agreement and the transactions contemplated hereby by the stockholders of Bancorp, as required by applicable law, the rules of the National Market System or applicable provisions of Bancorp's Certificate of Incorporation and Bylaws.

                    (d) Effectiveness of Merger Proxy Statement. No stop order preventing the use of the Merger Proxy Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the SEC or any state securities or other regulatory authority.

                                    ARTICLE 7

                                   TERMINATION

               7.1 Termination. This Reorganization Agreement and the Plans of Merger may be terminated at any time prior to the Closing, as follows:

                    (a)(a) By mutual consent in writing of the Parties;

                    (b) By Kearny or Bancorp in the event the Closing shall not have occurred by May 31, 1999 (the "Target Date"), unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Reorganization Agreement to perform its obligations hereunder in a timely manner;

                    (c) By either Kearny or Bancorp upon written notice to the other Party, upon (i) denial of any Governmental Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either Kearny or Bancorp may, upon written notice to the other, extend the term of this Reorganization Agreement for only one or more sixty (60) day periods to prosecute diligently and overturn such denial, provided that such denial has been appealed within twenty (20) business days of the receipt thereof or (ii) upon the failure to obtain the approval of the Bancorp shareholders;

                    (d) By Kearny or Bancorp in the event that there shall have been a material breach of any obligation or covenant of the other Party hereunder and such breach shall not have been remedied within sixty (60) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                    (e) By Kearny should either Bancorp or Stock Bank enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring Bancorp or Stock Bank to raise additional capital or to sell a substantial portion of its assets.

If a Party should elect to terminate this Reorganization Agreement pursuant to subsections (b), (c), (d) or (e) of this Section 7.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Article 8 ("Notices") of this Reorganization Agreement.

               7.2 Effect of Termination. In the event that this Reorganization Agreement should be terminated pursuant to this Section, all further obligations of the Parties under this Reorganization Agreement shall terminate without further liability of any Party to another; provided, however, that a termination under this Article shall not relieve any Party of any liability for breach of this Reorganization Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.

                                    ARTICLE 8

                               GENERAL PROVISIONS

               8.1 Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to Bancorp:
                      1st Bergen Bancorp
                      250 Valley Boulevard
                      Wood-Ridge, New Jersey  07075
                      Fax:  (201) 507-8642
                      Attn: William M. Brickman, President

With a copy to:
                      McCarter & English
                      Four Gateway Center
                      100 Mulberry Street
                      Newark, New Jersey  07102-4096
                      Fax:  (201) 624-7070
                      Attn:  Michael H. Horn

If to Kearny:
                      Kearny Federal Savings Bank
                      614 Kearny Avenue
                      Kearny, New Jersey  07032
                      Fax:  (201) 955-1311
                      Attn:  Matthew T. McClane, President

With a copy to:
                      Malizia, Spidi, Sloane & Fisch, P.C.
                      1301 K Street, N.W.
                      Suite 700 East
                      Washington, D.C.  20005
                      Fax:  (202) 434-4661
                      Attn:  Samuel J. Malizia, Esq.


or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

               8.2 Governing Law. This Reorganization Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of New Jersey, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Reorganization Agreement shall be heard in a court of competent jurisdiction located in New Jersey.

               8.3 Counterparts. This Reorganization Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

               8.4 Publicity. The Parties hereto will consult with each other with regard to the terms and substance of any press releases, announcements or other public statements with respect to the transactions contemplated hereby. To the extent practicable, each Party shall provide the proposed text of any such press release, announcement or public statement to the other Party prior to its publication and shall permit such other Party a reasonable period to provide comments thereon.

               8.5 Entire Agreement. This Reorganization Agreement, together with the Plans of Merger, Option Agreement, Schedules, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with this Article constitute the entire agreement of the Parties hereto pertaining to the transactions contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The Plans of Merger, Option Agreement, Bancorp Schedules, Kearny Schedules, Exhibits and certificates attached hereto or furnished pursuant to this Reorganization Agreement are hereby incorporated as integral parts of this Reorganization Agreement. Except to the extent otherwise, provided herein, by specific language and not by mere implication, this Reorganization Agreement is not intended to confer upon any other person not a Party to this Reorganization Agreement any rights or remedies hereunder.

               8.6 Severability. If any portion or provision of this Reorganization Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Reorganization Agreement invalid, illegal or unenforceable in any other jurisdiction.

               8.7 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Reorganization Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                    (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto;

                    (b) waive any inaccuracies in the representations and warranties made by the other Party contained in this Reorganization Agreement or in the Bancorp Schedules, Kearny

Schedules or Exhibits hereto or any other document delivered pursuant to this Reorganization Agreement;

                    (c) waive compliance with any of the covenants or agreements of the other Party contained in this Reorganization Agreement to the extent permitted by applicable law; and

                    (d) amend or add to any provision of this Reorganization Agreement or the Plans of Merger; provided, however, that no provision of this Reorganization Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Reorganization Agreement.

               8.8 Interpretation. The headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

               8.9 Payment of Expenses. Except as set forth herein, Kearny and Bancorp shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

               8.10 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

               8.11 No Survival of Representations and Warranties. Except for the agreements of the Parties in Sections 1.5(d), 1.8, 1.9, 4.3, 4.6 and 8.14, which shall survive the Closing, none of the representations, warranties and conditions of the Parties contained in this Reorganization Agreement or in any instrument of transfer or other document delivered in connection with the transactions contemplated by this Reorganization Agreement shall survive the Closing or other termination of this Reorganization Agreement. The agreements of the parties in Sections 1.5(d), 1.8, and 4.6 shall be enforceable directly by each person benefitted or intended to be benefitted by such sections.

               8.12 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Reorganization Agreement must be in writing and must be executed by the Parties to this Reorganization Agreement and shall be effective only to the extent specifically set forth in such writing.

               8.13 Remedies Cumulative. All remedies provided in this Reorganization

Agreement, by law or equity, shall be cumulative and not alternative.

               8.14 Confidentiality. Any non-public or confidential information disclosed by either Bancorp or Kearny to the other Parties pursuant to this Reorganization Agreement or as a result of the discussions and negotiations leading to this Reorganization Agreement, or otherwise disclosed, or to which any other party has acquired or may acquire access, and indicated (either expressly, in writing or orally, or by the context of the disclosure or access) by the disclosing Party to be non-public or confidential, or which by the content thereof reasonably appears to be non-public or confidential, shall be kept strictly confidential and shall not be used in any manner by the recipient except in connection with the transactions contemplated by this Reorganization Agreement. To that end, the Parties hereto will each, to the maximum extent practicable, restrict knowledge of and access to non-public or confidential information of the other Party to its officers, directors, employees and professional advisors who are directly involved in the transactions contemplated hereby and reasonably need to know such information. Further to that end, all non-public or confidential documents (including all copies thereof) obtained hereunder by any Party shall be returned as soon as practicable after any termination of this Reorganization Agreement.

     IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Reorganization Agreement or has caused this Reorganization Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.

                                            1ST BERGEN BANCORP



                                            By: /s/ William M. Brickman
                                                --------------------------------
                                                William M. Brickman
                                                President and Chief Executive
                                                  Officer
ATTEST:


/s/ Robert Maison
-----------------------------
Robert Maison, Secretary

                                            SOUTH BERGEN SAVINGS BANK


                                            By:  /s/ William M. Brickman
                                                --------------------------------
                                                   William M. Brickman
                                                   President

ATTEST:


/s/ Kimberly Manfredo
-----------------------------
Kimberly Manfredo, Secretary

                                            KEARNY FEDERAL SAVINGS BANK



                                            By: /s/ Matthew T. McClane
                                                --------------------------------
                                                Matthew T. McClane
                                                President and Chief Executive
                                                  Office
ATTEST:


/s/ Sharon Jones
-----------------------------
Sharon Jones, Secretary